UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Sections 13 and 15(d) of
the Securities Exchange Act of 1934

August 7, 2003
Date of Report (Date of earliest event reported)

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park
Clinton, New Jersey 08809-4000
(Address of Principal Executive Office)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)            Financial Statements:

                 None.

(b)            Pro Forma Financial Information:

                 None.

(c)            Exhibits:

The following exhibits are furnished as part of this Report to the extent described in Item 9 and Item 12.

Exhibit 99.1	Press Release dated August 7, 2003. The press release issued by Foster Wheeler Ltd. on August 7, 2003 reflected a “pension, postretirement and other employee benefits” liability of $463.7 million. Subsequent to the press release, that amount was revised to be $477.2 million in the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2003, which was filed on August 8, 2003. The revision had the effect of increasing each of the line items on the company’s balance sheet entitled “pension, postretirement and other employee benefits”, “accumulated other comprehensive loss” and “total shareholders’ deficit” by $13.5 million.

Exhibit 99.2	Second Quarter 2003 conference call script

Item 9.     REGULATION FD DISCLOSURE

On August 7, 2003, Foster Wheeler Ltd. issued a press release announcing its financial results for the Company’s second quarter 2003, which is attached as Exhibit 99.1 hereto. The script for the related conference call is attached as Exhibit 99.2. These Exhibits 99.1 and 99.2 are not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but are furnished pursuant to Regulation FD.

Item 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2003, Foster Wheeler Ltd. issued a press release announcing its financial results for the Company’s second quarter 2003, which is attached as Exhibit 99.1 hereto. The script for the related conference call is attached as Exhibit 99.2. These Exhibits 99.1 and 99.2 are not filed for purposes of Section 18 of the Exchange Act but are furnished pursuant to the requirements of Item 12.

The press release and the conference call script contain information about EBITDA. EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler Ltd. has presented EBITDA because it believes it is an important supplemental measure of operating performance and is also a financial indicator of the company's ability to service indebtedness. EBITDA is also used as a measure for certain covenants under the company’s senior credit facility. Foster Wheeler Ltd. believes that the line on its consolidated statement of earnings entitled “earnings (loss) before income taxes” is the most directly comparable GAAP measure to EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.
DATE: August 12, 2003	By:	/s/ Thomas R. O’Brien

Thomas R. O’Brien General Counsel and Senior Vice President